Exhibit 10.15(k)

FIRST AMENDMENT

TO THE TRANSFER AND SERVICING AGREEMENT

This First Amendment to the Transfer and Servicing Agreement (“Amendment”) is executed as of this 12th day of December, 2007, by and among COMPUCREDIT FUNDING CORP. III, a Nevada corporation, as Transferor (the “Transferor”), COMPUCREDIT CORPORATION, a Georgia corporation, as Servicer (the “Servicer”), COMPUCREDIT CREDIT CARD MASTER NOTE BUSINESS TRUST III, a Nevada business trust, as Issuer (the “Issuer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Indenture Trustee (the “Indenture Trustee”).

WITNESSETH:

WHEREAS, the Transferor, the Issuer, the Servicer and the Indenture Trustee executed the Transfer and Servicing Agreement, dated as of March 10, 2006 (as amended, the “Agreement”); and

WHEREAS, the parties hereto have agreed to amend the Agreement on the terms and conditions hereinafter set forth in accordance with the first sentence of Section 10.01(a) of the Agreement:

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Amendment of the Agreement

1. The following definitions are hereby amended by deleting each definition in its entirety and substituting the applicable definition in its place:

“Account” shall mean each (a) Initial Account, (b) Additional Account (but only from and after the Addition Date with respect thereto), (c) Related Account, and (d) Transferred Account, but shall exclude, after the applicable removal date, any Account all the Receivables in which are either: (i) Defaulted Receivables and assigned by the Issuer to the Transferor pursuant to Section 2.10, (ii) assigned by the Issuer to the Transferor pursuant to Section 2.05(c), 2.06 or 2.13 or (iii) assigned by the Issuer to the Servicer pursuant to Section 3.03.

“Account Schedule” shall mean a computer file or microfiche list containing a true and complete list of Accounts, identified by bank identification number and by bank numbers and by account number and setting forth the aggregate amount of Principal Receivables outstanding in such Accounts as of (a) the Initial Cut-Off Date (for the Account Schedule delivered on the Initial Issuance Date), (b) as soon as practicable after the Determination Date immediately succeeding the related Monthly Period (for any Account Schedule relating to Automatic Additional Accounts), (c) the Addition Cut-Off Date (for any Account Schedule relating to Supplemental Accounts) and (d) the Removal Date (for any Account Schedule relating to Removed Accounts).

2. The following definitions shall be added in the proper alphabetical location in Section 1.01:

“Reconveyance” shall have the meaning specified in Section 2.13(c).

“Removal Date” shall have the meaning specified in Section 2.13(a).

“Removal Notice Date” shall have the meaning specified in Section 2.13(a).

“Removed Account” shall have the meaning specified in Section 2.13(a).

3. Section 2.01(c) is hereby amended by deleting that paragraph in its entirety and substituting the following paragraph in its place:

Each Transferor shall authorize, record and file, at its own expense, financing statements (and amendments to financing statements when applicable) with respect to the Receivables and other Transferred Assets conveyed by such Transferor meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect, and maintain the perfection of, the transfer and assignment of its interest in such Receivables and the other Transferred Assets to the Issuer, and deliver a file stamped copy of each such financing statement or other evidence of such filing (which can include telephonic confirmation) to the Owner Trustee on or prior to (A) the Initial Issuance Date, in the case of the Initial Accounts, (B) the Automatic Addition Termination Date, any Automatic Addition Suspension Date and any Restart Date, in the case of Automatic Additional Accounts, (C) the applicable Addition Date, in the case of Supplemental Accounts and (D) the applicable Removal Date, in the case of Removed Accounts and, in the case of amendments to financing statements, as soon as practicable after receipt thereof by the Transferor. The Owner Trustee shall be under no obligation whatsoever to file such financing statements or amendments to financing statements or to make any other filing under the UCC in connection with such transfer and assignment.

4. Section 2.01(d) is hereby amended by deleting that paragraph in its entirety and substituting the following paragraph in its place:

Each Transferor shall, at its own expense, (i) on or prior to (A) the Initial Issuance Date, in the case of the Initial Accounts, (B) (x) the later of the date of creation of accounts and the date of designation of accounts, in the case of Automatic Additional Accounts and (y) any Automatic Addition Termination Date, any Automatic Addition Suspension Date, or any Restart Date, in the case of the Automatic Additional Accounts, and (C) the applicable Addition Date, in the case of Supplemental Accounts, indicate in its books and records (including the appropriate computer files) that Receivables and the other Transferred Assets have been conveyed to the Issuer pursuant to this Agreement and (ii) on or prior to each such date referred to in clause (i), deliver to the Issuer an Account Schedule (provided that such Account Schedule shall be provided in respect of Automatic Additional Accounts as soon as practicable after the Determination Date immediately succeeding the related Monthly Period during which their respective Addition Dates occur), specifying for each such Account as of the Initial Cut-Off Date, Addition Cut-Off Date, Automatic Addition Termination Date, or Automatic Addition Suspension Date, as applicable, its account number, bank identification number, bank number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account. Once the books and records (including the appropriate computer files) referenced in clause (i) of this paragraph have been indicated with respect to any Account, each Transferor shall not alter such indication during the remaining term of this Agreement, other than pursuant to Section 2.10 with respect to Defaulted Receivables and Section 2.13 with respect to Receivables in Removed Accounts, unless and until (x) a Restart Date has occurred on which the Transferor resumes the inclusion of Automatic Additional Accounts as Accounts or (y) the Transferor shall have delivered to the Issuer and the Indenture Trustee at least thirty (30) days’ prior written notice of its intention to do so and has taken such action as is necessary or advisable to cause the interest of the Issuer in the Receivables and the other Transferred Assets to continue to be perfected and of first priority, and has delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel to such effect. On or prior to each Removal Date, the Transferor shall deliver to the Issuer and the Indenture Trustee an amended Account Schedule as required by Section 2.13(b)(iii).

5. Section 2.13 is hereby added to the Agreement as follows:

Section 2.13. Removed Accounts.

(a) Subject to the conditions set forth below, the Transferor may, but shall not be obligated to, designate from time to time that the Receivables arising in certain Accounts (“Removed Accounts”) will be reassigned by the Issuer to the Transferor. On or before the fifth Business Day (or such other date as the parties receiving notice shall agree, the “Removal Notice Date”) prior to the date on which the Receivables in the designated Removed Accounts will be reassigned by the Issuer to the Transferor (the “Removal Date”) the Transferor shall give the Owner Trustee, the Indenture Trustee, any Series Enhancer and the Servicer written notice that the Receivables from such Removed Accounts are to be reassigned to the Transferor on the Removal Date.

(b) The Transferor shall be permitted to designate and require reassignment to it of the Receivables arising in the Removed Accounts only upon satisfaction of the following conditions:

(i) the Transferor shall have delivered to the Trustee and Officer’s Certificate, dated as of the Removal Date, to the effect that the Transferor reasonably believes that (i) such reassignment of

Receivables will not, based on the facts known to such officer at the time of such certification, then or thereafter cause an Early Redemption Event to occur with respect to any Series and (ii) no selection procedure was utilized by the Transferor that would result in a selection of Removed Accounts that would be materially adverse to the interests of the Noteholders of any Series as of the Removal Date;

(ii) if any Series are being redeemed in whole or in part in connection with such reassignment of Receivables, the Transferor shall deposit in the applicable distribution account with respect to each such Series an amount equal to the sum of the amounts specified therefor as an optional redemption amount or related redemption amount with respect to such Series in the related Indenture Supplement; and

(iii) on or prior to the Removal Date, the Transferor shall deliver to the Issuer and the Indenture Trustee an amended Account Schedule and a computer file or microfiche list containing a true and complete list of the Removed Accounts specifying for each such Account, as of the last day of the Monthly Period preceding the Removal Notice Date, its account number, bank identification number, bank number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account.

(c) Upon satisfaction of the above conditions, the Issuer and the Indenture Trustee shall execute and deliver to the Transferor or its designee a written reconveyance in substantially the form of Exhibit D (a “Reconveyance”), and shall, without further action, sell, transfer, assign, set-over and otherwise convey to the Transferor, without recourse, representation or warranty, free and clear of the lien of the Indenture, all of their applicable right, title and interest in and to all Receivables in such Removed Accounts and all related Transferred Assets. In addition, the Issuer and the Indenture Trustee shall execute such other documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Transferor to effect the reconveyance of Receivables and related Transferred Assets pursuant to this Section 2.13.

6. Section 10.01(h) is hereby added to the Agreement as follows:

(h) The amendment provisions set forth in this Section 10.01 shall not apply, and no written instrument signed by any of the Noteholders, the Series Enhancer, the Indenture Trustee or the Issuer shall be required, to delete and substitute a new Schedule I provided that the Transferor delivers notice of such substitution to the Issuer on or prior to the date of such substitution.

7. The Exhibits to the Agreement are hereby amended by adding a new Exhibit D entitled “Reconveyance of Receivables in Removed Accounts” in the form attached hereto as Exhibit A.

8. The current Schedule I to the Agreement is deleted and the schedule attached hereto as Schedule I is substituted in its place.

SECTION 2. Miscellaneous

2.1 Ratification. As amended hereby, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Amendment shall be read, taken and construed as one and the same instrument.

2.2 Representation and Warranty. Each of the parties hereto represents and warrants that this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

2.3 Governing Law; Parties; Severability. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE

GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Whenever in this Amendment there is reference made to any of the parties hereto, such reference shall also be a reference to the successors and assigns of such party, including, without limitation, any debtor-in-possession or trustee. The provisions of this Amendment shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto If any one or more of the covenants, agreements, provisions or terms of this Amendment shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Amendment and shall in no way affect the validity or enforceability of the remaining provisions.

2.4 Effectiveness. This Amendment shall be effective as of the date first above written.

2.5 Counterparts. This Amendment may be executed in any number of counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

2.6 Defined Terms. Capitalized terms used herein shall have the meanings assigned to such terms in the Agreement.

IN WITNESS WHEREOF, the Transferor, the Servicer, the Issuer and the Indenture Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

COMPUCREDIT FUNDING CORP. III, as Transferor

By:	/s/ Rebecca Howell
Name:	Rebecca Howell
Title:	Director

COMPUCREDIT CORPORATION, as Servicer

By:	/s/ Richard W. Gilbert
Name:	Richard W. Gilbert
Title:	COO

COMPUCREDIT CREDIT CARD MASTER NOTE BUSINESS TRUST III, as Issuer

By:	WILMINGTON TRUST FSB,
not in its individual capacity but solely as Owner Trustee on behalf of the Issuer

By:	/s/ Christopher J. Monigle
Name:	Christopher J. Monigle
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but solely as Indenture Trustee

By:	/s/ Tamara Schultz-Fugh
Name:	Tamara Schultz-Fugh
Title:	Vice President

EXHIBIT A

RECONVEYANCE OF RECEIVABLES IN REMOVED ACCOUNTS

This RECONVEYANCE OF RECEIVABLES IN REMOVED ACCOUNTS (this “Reconveyance”), dated as of [            ] [    ], [            ] is made by and among CompuCredit Funding Corp. III (“CFC III”), CompuCredit Credit Card Master Note Business Trust III (“Trust III”), and U.S. Bank National Association (the “Indenture Trustee”).

WITNESSETH

WHEREAS, CFC III, CompuCredit Corporation (“CCRT”), as servicer, Trust III and the Indenture Trustee are parties to a Transfer and Servicing Agreement, dated as of March 10, 2006 (as modified, supplemented and amended from time to time, the “Transfer Agreement”); CFC and Wilmington Trust Company FSB (the “Owner Trustee”) are parties to a Trust Agreement, dated as of March 10, 2006 (as modified, supplemented and amended from time to time, the “Trust Agreement”); Trust III, the Indenture Trustee and CCRT are parties to a Master Indenture, dated as of March 10, 2006 (as modified, supplemented and amended from time to time, the “Master Indenture”); the documents described in this paragraph are collectively referred to as the “Agreements”;

WHEREAS, the Indenture Trustee desires to relinquish and to convey to CFC III, free and clear of the lien of the Indenture, all of its right, title and interest in and to certain Receivables and the related Transferred Assets (as defined in the Transfer Agreement);

WHEREAS, the Trust desires to relinquish and to convey to CFC III all of its right, title and interest in and to certain Receivables and the related Transferred Assets;

WHEREAS, the conveyance of the specified Receivables and the related Transferred Assets will take place pursuant to Section 2.13 of the Transfer Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do covenant and agree as follows:

DEFINITIONS

1. Capitalized terms used herein and not otherwise defined in this Reconveyance shall have the meanings given to them in the Transfer Agreement.

CONVEYANCES

2. The Indenture Trustee hereby sets over, sells, transfers, assigns and otherwise conveys to CFC III, without recourse, all of its right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables arising in the Removed Accounts listed on the computer file or microfiche list designated as Schedule I hereto, a copy of which has been delivered to the Indenture Trustee on the date hereof, and all related Transferred Assets.

3. Trust III hereby sets over, sells, transfers, assigns and otherwise conveys to CFC III, without recourse, all of its right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables arising in the Removed Accounts listed on Schedule I, a copy of which has been delivered to Trust III on the date hereof, and all related Transferred Assets.

REPRESENTATIONS AND WARRANTIES

4. Each of the parties hereto represents and warrants to each other party hereto that:

(a) It is a corporation, business trust or national banking association, as applicable, duly organized and validly existing under the laws of its jurisdiction of incorporation or organization, as applicable, and has full power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted and to execute, deliver and consummate the transactions contemplated in this Reconveyance.

(b) The execution and delivery by it of this Reconveyance and the consummation by it of the transactions provided for herein have been duly authorized by it by all necessary corporate action. This Reconveyance constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, conservatorship, receivership, insolvency, reorganization, arrangement, moratorium or other similar laws from time to time in effect affecting creditors’ rights generally or (ii) general principles of equity.

(c) The execution and delivery of this Reconveyance by it, the performance by it of the transactions applicable to it contemplated by this Reconveyance, and the fulfillment by it of the terms of this Reconveyance applicable to it, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, (i) any indenture, contract, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it or any of its properties are bound or (ii) its organizational or governing documents.

(d) The execution, delivery and performance of this Reconveyance by it and the fulfillment by it of the terms hereof applicable to it will not conflict with or violate any Requirements of Law applicable to it.

(e) There are no proceedings or investigations pending or, to the best of its knowledge, threatened, against it, before any court, regulatory body, administrative agency, or other tribunal or Governmental Authority (i) asserting the invalidity of this Reconveyance, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Reconveyance, or (iii) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Reconveyance.

(f) Its execution and delivery of this Reconveyance and the consummation by it of the transactions contemplated hereby are not made (i) in contemplation of its insolvency, (ii) with the intent to hinder, delay or defraud any of its creditors, itself or any other person or entity, (iii) after the commission of any act of insolvency by it or (iv) without fair consideration or reasonably equivalent value.

MISCELLANEOUS

5. The parties hereto agree to take such further actions as may be necessary (or desirable) to facilitate the purposes of this Reconveyance, including, without limitation, the execution and delivery of UCC amendments and termination statements.

6. This Reconveyance shall be binding upon the successors and assigns of each of the parties hereto.

7. This Reconveyance shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to conflict of law provisions which would require the application of the laws of any other jurisdiction).

8. This Reconveyance may be executed in any number of counterparts, all such counterparts together constituting but one and the same instrument. This Reconveyance shall be effective, and shall be binding on each party hereto, on the date first above written.

9. If any one or more of the covenants, agreements, provisions or terms of this Reconveyance shall for any reason whatsoever be held invalid, then each such covenant, agreement, provision or term shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Reconveyance and shall in no way affect the validity or enforceability of the other provisions of this Reconveyance.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Reconveyance as of the day and year first above set forth.

COMPUCREDIT FUNDING CORP. III, LLC

By:
Name:
Title:

COMPUCREDIT CREDIT CARD MASTER NOTE TRUST III

By:	Wilmington Trust FSB, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:
Name:
Title: